SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           January 27, 1999


                                 Medtronic, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


           1-7707                                               41-0793183
    (Commission File Number)                (I.R.S. Employer Identification No.)


                          7000 Central Avenue Northeast
                          Minneapolis, Minnesota 55432
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 514-4000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On January 27, 1999, Medtronic, Inc. (the "Registrant") acquired all of the outstanding stock of Sofamor Danek Group, Inc. ("Sofamor Danek") through a merger of a newly-created subsidiary of the Registrant into Sofamor Danek. Pursuant to the merger (which is being accounted for as a pooling of interests), the shareholders of Sofamor Danek receive 1.65159 shares of the Registrant's Common Stock in exchange for each of the approximately 27.2 million shares of Sofamor Danek Common Stock outstanding at the time of the merger. In addition, holders of options and convertibles outstanding at the time of the merger to purchase an aggregate of approximately 5.4 million shares of Sofamor Danek Common Stock will receive, upon exercise of such options and convertibles, the same fraction of a share of the Registrant's Common Stock. A copy of the press release announcing the closing of the merger transaction is filed as Exhibit 99 to this Form 8-K.

         Sofamor Danek, headquartered in Memphis, Tennessee is the leader in the worldwide market for technologies used by spine surgeons, producing a number of products that treat a variety of disorders of the cranium and spine, including traumatically induced conditions, degenerative conditions, deformities and tumors.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not required.

         (b)      Pro Forma Financial Information:

                  Not required.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDTRONIC, INC.


Date:  January 27, 1999                 By       /s/ Robert L. Ryan
                                              Robert L. Ryan
                                              Senior Vice President and Chief
                                              Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                                 MEDTRONIC, INC.




Exhibit
Number    Exhibit Description

2 Agreement and Plan of Merger dated November 1, 1998, by and among Medtronic, Inc., Sofamor Danek Group, Inc. and MSD Merger Corp.--incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form S-4, Reg. No. 333-68677.

99       Press release dated January 27, 1999.